Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with Warner Chilcott Limited’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Roger M. Boissonneault, the Chief Executive Officer and President and Paul Herendeen, the Chief Financial Officer and Executive Vice President of Warner Chilcott Limited, each certifies that, to the best of his knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Warner Chilcott Limited.

Date: March 23, 2007

/s/ Roger M. Boissonneault
Name: Roger M. Boissonneault Chief Executive Officer & President

/s/ Paul Herendeen
Name: Paul Herendeen Chief Financial Officer & Executive Vice President